Exhibit 99.1

E*TRADE Financial Corporation Announces Fourth Quarter and Full Year 2018 Results

NEW YORK--(BUSINESS WIRE)--January 24, 2019--E*TRADE Financial Corporation (NASDAQ:ETFC):

Fourth Quarter Results

  Net income of $270 million or $1.06 per diluted share, which includes a net benefit of $9 million, or $0.03 per diluted share, related to the benefit to provision for loan losses
  Total net revenue of $735 million, a Company record(1)
  Operating margin of 50 percent; adjusted operating margin of 48 percent(2)
  Return on common equity of 19 percent; adjusted return on common equity of 18 percent(3)
  Average interest-earning assets of $60.1 billion; net interest margin of 320 basis points
  Daily Average Revenue Trades (DARTs) of 296,000, including derivative DARTs of 93,000
  Margin receivables of $9.6 billion; average margin receivables of $11.1 billion
  Net new brokerage accounts of 947,000(4); excluding the acquisition of Capital One brokerage accounts, net new brokerage accounts of 35,000
  Net new brokerage assets of $19.1 billion(4); excluding the acquisition of Capital One brokerage accounts, net new brokerage assets of $4.0 billion
  Total customer assets of $414.1 billion
  Utilized $501 million to repurchase 10.3 million shares at an average price of $48.53

Full Year 2018 Results

  Net income of $1.1 billion, a Company record(1); net income available to common shareholders of $1.0 billion, a Company record(1)
  Diluted earnings per common share of $3.88, which includes a net benefit of $61 million, or $0.23 per diluted share, related to the benefit to provision for loan losses partially offset by losses on early extinguishment of debt(5)
  Total net revenue of $2.9 billion, a Company record(1)
  Operating margin of 49 percent; adjusted operating margin of 47 percent(2), a Company record(1)
  Return on common equity of 17 percent; adjusted return on common equity of 16 percent(3)
  DARTs of 282,000, a Company record(1); including derivative DARTs of 91,000, a company record(1)

  Net new brokerage accounts of 1.3 million(4); excluding acquisitions, net new brokerage accounts of 204,000, a Company record(1)
  Net new brokerage assets of $48.7 billion(4); excluding acquisitions, net new brokerage assets of $15.2 billion, a Company record(1)
  Utilized $1.1 billion to repurchase 21.3 million shares at an average price of $53.49

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its fourth quarter ended December 31, 2018, reporting net income of $270 million, diluted earnings per common share of $1.06 and total net revenue of $735 million. Operating margin for the quarter was 50 percent and adjusted operating margin was 48 percent(2).

"This was a year of records for E*TRADE. We generated our highest net revenue, operating margin, and earnings, while capitalizing on an unprecedented operating environment to produce record organic business growth. We drove our strongest growth in net new brokerage accounts and assets, while we grew our stock plan channel at our best rate ever. We gained a foothold in advisor solutions, and significantly expanded the scale of our brokerage through opportunistic acquisitions. We accomplished all of this while returning more than $1 billion to our shareholders via share repurchases and our first ever quarterly dividend,” said Karl Roessner, Chief Executive Officer. “Our team did not yield in their drive to further enhance our world-class platforms, while delivering rock-solid service amid a period of pronounced market volatility. During 2019, we will continue to surprise and delight our trading customers, grow our institutional channels, and expand our wealth management offering—all while generating value for our shareholders."

The Company declared a quarterly cash dividend of $0.14 per share on the Company's outstanding shares of common stock. The dividend is payable on February 15, 2019, to shareholders of record as of the close of business on February 1, 2019.

The Company will host a conference call beginning at 5 p.m. ET today to discuss the quarterly results. This conference call will be available to domestic participants by dialing 800-768-2481 while international participants should dial +1 212-231-2908. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including brokerage and banking products and services to retail customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are national federal savings banks (Members FDIC). More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE, E*TRADE Financial, E*TRADE Bank, E*TRADE Savings Bank, the Converging Arrows logo, the E*TRADE logo, and Trust Company of America are registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this press release that are forward looking, including statements regarding the Company's ability to deliver quality services to its customers, grow its institutional channels and wealth management offerings and continue to generate value for its shareholders, and pay additional dividends in the future, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; potential system disruptions and security breaches; our ability to attract and retain customers and develop new products and services; increased competition; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, including with respect to approval of any future dividend or share repurchase; our ability to participate in consolidated opportunities in our industry, to complete consolidation transactions and to realize synergies or implement integration plans; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program; and the other factors set forth in our annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2019 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenue:
Interest income	$538	$514	$439	$2,009	$1,571
Interest expense	(56)	(48)	(20)	(163)	(86)
Net interest income(6)	482	466	419	1,846	1,485
Commissions	123	117	109	498	441
Fees and service charges	108	108	93	431	369
Gains on securities and other, net(6)	11	17	5	53	28
Other revenue	11	12	11	45	43
Total non-interest income	253	254	218	1,027	881
Total net revenue	735	720	637	2,873	2,366
Provision (benefit) for loan losses	(12)	(34)	(26)	(86)	(168)
Non-interest expense:
Compensation and benefits	152	157	138	621	546
Advertising and market development	48	45	43	200	166
Clearing and servicing	32	28	30	126	124
Professional services	26	23	28	96	99
Occupancy and equipment	35	29	32	124	116
Communications	27	30	31	116	121
Depreciation and amortization	22	25	22	92	82
FDIC insurance premiums	4	8	7	30	31
Amortization of other intangibles	14	12	9	48	36
Restructuring and acquisition-related activities	1	4	3	7	15
Losses on early extinguishment of debt	—	4	—	4	58
Other non-interest expenses	21	15	21	77	76
Total non-interest expense	382	380	364	1,541	1,470
Income before income tax expense	365	374	299	1,418	1,064
Income tax expense	95	89	170	366	450
Net income	$270	$285	$129	$1,052	$614
Preferred stock dividends	—	24	—	36	25
Net income available to common shareholders	$270	$261	$129	$1,016	$589

Basic earnings per common share	$1.07	$1.01	$0.48	$3.90	$2.16
Diluted earnings per common share	$1.06	$1.00	$0.48	$3.88	$2.15
Weighted average common shares outstanding:
Basic (in thousands)	252,610	259,498	269,111	260,600	273,190
Diluted (in thousands)	253,463	260,661	270,347	261,669	274,352
Dividends declared per common share	$0.14	$—	$—	$0.14	$—

E*TRADE FINANCIAL CORPORATION
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	December 31,	September 30,	December 31,
	2018	2018	2017
ASSETS
Cash and equivalents	$2,333	$596	$931
Cash segregated under federal or other regulations	1,011	856	872
Available-for-sale securities	23,153	22,864	20,679
Held-to-maturity securities	21,884	22,026	23,839
Margin receivables	9,560	11,184	9,071
Loans receivable, net	2,103	2,251	2,654
Receivables from brokers, dealers and clearing organizations	760	786	1,178
Property and equipment, net	281	261	253
Goodwill	2,485	2,485	2,370
Other intangibles, net	491	391	284
Other assets(6)	942	1,006	1,234
Total assets	$65,003	$64,706	$63,365

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$45,313	$43,074	$42,742
Customer payables	10,117	10,534	9,449
Payables to brokers, dealers and clearing organizations	948	1,845	1,542
Other borrowings	—	550	910
Corporate debt	1,409	1,408	991
Other liabilities	654	529	800
Total liabilities	58,441	57,940	56,434

Shareholders' equity:
Preferred stock, $0.01 par value; shares authorized: 1,000,000; shares issued and outstanding at December 31, 2018: 403,000	689	689	689
Common stock, $0.01 par value; shares authorized: 400,000,000; shares issued and outstanding at December 31, 2018: 246,495,174	2	3	3
Additional paid-in-capital	5,462	5,953	6,582
Retained earnings (accumulated deficit)	684	450	(317)
Accumulated other comprehensive loss	(275)	(329)	(26)
Total shareholders' equity	6,562	6,766	6,931
Total liabilities and shareholders' equity	$65,003	$64,706	$63,365

Key Performance Metrics(7)
Corporate	Qtr ended 12/31/18	Qtr ended 9/30/18	Qtr ended 12/31/18 vs. 9/30/18	Qtr ended 12/31/17	Qtr ended 12/31/18 vs. 12/31/17

Operating margin %(2)	50%	52%	(2)%	47%	3%
Adjusted operating margin %(2)	48%	48%	—%	43%	5%

Employees	4,035	4,091	(1)%	3,607	12%

Return on common equity(3)	19%	17%	2%	8%	11%
Adjusted return on common equity(3)	18%	16%	2%	7%	11%
Common equity book value per share(8)	$23.83	$23.67	1%	$23.39	2%
Tangible common equity book value per share(8)	$13.52	$14.13	(4)%	$14.96	(10)%

Cash and equivalents ($MM)	$2,333	$596	291%	$931	151%
Corporate cash ($MM)(9)	$391	$517	(24)%	$541	(28)%

Net interest margin (basis points)	320	310	10	292	28
Interest-earning assets, average ($MM)	$60,128	$60,112	—%	$57,357	5%

Customer Activity	Qtr ended 12/31/18	Qtr ended 9/30/18	Qtr ended 12/31/18 vs. 9/30/18	Qtr ended 12/31/17	Qtr ended 12/31/18 vs. 12/31/17

Trading days	62.0	62.5	N.M.	62.5	N.M.

DARTs	295,692	266,290	11%	235,941	25%
Derivative DARTs	93,039	85,977	8%	69,448	34%
Derivative DARTs %	31%	32%	(1)%	29%	2%

Total trades (MM)	18.3	16.6	10%	14.7	24%
Average commission per trade	$6.66	$7.04	(5)%	$7.41	(10)%

Key Performance Metrics(7)
Customer Activity	Qtr ended 12/31/18	Qtr ended 9/30/18	Qtr ended 12/31/18 vs. 9/30/18	Qtr ended 12/31/17	Qtr ended 12/31/18 vs. 12/31/17

Gross new brokerage accounts(4)	1,054,179	165,381	N.M.	133,031	N.M.
Gross new stock plan accounts	76,170	114,712	(34)%	65,004	17%
Gross new banking accounts	12,620	5,292	138%	924	N.M.
Closed accounts	(161,535)	(149,319)	8%	(140,920)	15%
Net new accounts	981,434	136,066	N.M.	58,039	N.M.

Net new brokerage accounts(4)(10)	947,365	67,163	N.M.	46,195	N.M.
Net new stock plan accounts	28,154	69,321	(59)%	17,130	64%
Net new banking accounts	5,915	(418)	N.M.	(5,286)	(212)%
Net new accounts	981,434	136,066	N.M.	58,039	N.M.

End of period brokerage accounts	4,896,764	3,949,399	24%	3,634,909	35%
End of period stock plan accounts	1,763,829	1,735,675	2%	1,492,376	18%
End of period banking accounts	298,177	292,262	2%	298,849	—%
End of period total accounts	6,958,770	5,977,336	16%	5,426,134	28%

Annualized net new brokerage account growth rate(4)	96.0%	6.9%	89.1%	5.1%	90.9%

Customer margin balances ($B)	$9.6	$11.2	(14)%	$9.1	5%

Customer Assets($B)
Security holdings	$317.5	$364.2	(13)%	$287.3	11%
Sweep deposits(10)	39.3	38.0	3%	37.7	4%
Customer cash held by third parties(11)	4.8	4.8	—%	5.7	(16)%
Customer payables (cash)	10.1	10.5	(4)%	9.5	6%
Brokerage customer assets	371.7	417.5	(11)%	340.2	9%
Unexercised stock plan holdings (vested)	36.4	50.2	(27)%	38.1	(4)%
Savings, checking and other banking assets	6.0	5.1	18%	5.0	20%
Total customer assets(4)(10)	$414.1	$472.8	(12)%	$383.3	8%

Net new brokerage assets(4)(10)(12)	$19.1	$3.2	497%	$3.2	497%
Net new banking assets(12)	0.9	0.2	350%	—	100%
Net new customer assets	$20.0	$3.4	488%	$3.2	N.M.

Annualized net new brokerage asset growth rate(4)	18.2%	3.3%	14.9%	3.9%	14.3%

Brokerage related cash	$54.2	$53.3	2%	$52.9	2%
Other cash and deposits	6.0	5.1	18%	5.0	20%
Total customer cash and deposits	$60.2	$58.4	3%	$57.9	4%

Managed products	$5.7	$6.2	(8)%	$5.4	6%
Stock plan customer holdings (unvested)	$94.4	$119.5	(21)%	$93.9	1%

Customer net (buy) / sell activity(10)	$(1.6)	$(2.2)	N.M.	$(2.3)	N.M.

Loans ($MM)	Qtr ended 12/31/18	Qtr ended 9/30/18	Qtr ended 12/31/18 vs. 9/30/18	Qtr ended 12/31/17	Qtr ended 12/31/18 vs. 12/31/17

Loans receivable, net	$2,103	$2,251	$(148)	$2,654	$(551)
Loan servicing expense	$3	$5	$(2)	$6	$(3)

Activity in Allowance for Loan Losses
Allowance for loan losses, beginning	$41	$54	$(13)	$94	$(53)
Provision (benefit) for loan losses	(12)	(34)	22	(26)	14
(Charge-offs) recoveries, net	8	21	(13)	6	2
Allowance for loan losses, ending	$37	$41	$(4)	$74	$(37)

Capital	Qtr ended 12/31/18	Qtr ended 9/30/18	Qtr ended 12/31/18 vs. 9/30/18	Qtr ended 12/31/17	Qtr ended 12/31/18 vs. 12/31/17

E*TRADE Financial
Tier 1 leverage ratio(13)	6.6%	7.1%	(0.5)%	7.4%	(0.8)%
Common Equity Tier 1 capital ratio(13)	31.1%	34.1%	(3.0)%	33.9%	(2.8)%
Tier 1 risk-based capital ratio(13)	37.4%	40.5%	(3.1)%	39.5%	(2.1)%
Total risk-based capital ratio(13)	37.7%	40.9%	(3.2)%	43.8%	(6.1)%

E*TRADE Bank
Tier 1 leverage ratio(14)	7.1%	7.1%	— %	7.6%	(0.5)%
Common Equity Tier 1 capital ratio(14)	34.9%	34.6%	0.3%	35.7%	(0.8)%
Tier 1 risk-based capital ratio(14)	34.9%	34.6%	0.3%	35.7%	(0.8)%
Total risk-based capital ratio(14)	35.2%	35.0%	0.2%	36.4%	(1.2)%

Average Balance Sheet Data
($MM)	Three Months Ended
	December 31, 2018			September 30, 2018
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$663	$4	2.17%	$471	$2	1.84%
Cash segregated under federal or other regulations	588	4	2.44%	836	4	2.15%
Investment securities(6)	45,036	333	2.95%	44,773	315	2.82%
Margin receivables	11,065	140	5.03%	10,902	130	4.74%
Loans	2,196	30	5.50%	2,332	32	5.38%
Broker-related receivables and other	580	2	1.95%	798	4	2.02%
Subtotal interest-earning assets	60,128	513	3.41%	60,112	487	3.24%
Other interest revenue(a)	—	25		—	27
Total interest-earning assets	60,128	538	3.57%	60,112	514	3.41%
Total non-interest earning assets	4,276			4,291
Total assets	$64,404			$64,403

Deposits	$43,575	$25	0.23%	$42,456	$16	0.15%
Customer payables	10,070	9	0.34%	10,352	8	0.30%
Broker-related payables and other	1,597	3	0.86%	1,880	3	0.53%
Other borrowings	474	4	3.10%	752	6	2.95%
Corporate debt	1,409	14	3.91%	1,408	13	3.90%
Subtotal interest-bearing liabilities	57,125	55	0.38%	56,848	46	0.32%
Other interest expense(b)	—	1		—	2
Total interest-bearing liabilities	57,125	56	0.40%	56,848	48	0.33%
Total non-interest-bearing liabilities	768			859
Total liabilities	57,893			57,707
Total shareholders' equity	6,511			6,696
Total liabilities and shareholders' equity	$64,404			$64,403

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$3,003	$482	3.20%	$3,264	$466	3.10%

(a) Represents interest income on securities loaned.
(b) Represents interest expense on securities borrowed.

	Three Months Ended
	December 31, 2017
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$911	$3	1.12%
Cash segregated under federal or other regulations	957	3	1.32%
Investment securities	42,976	270	2.51%
Margin receivables	8,724	92	4.22%
Loans	2,821	36	5.15%
Broker-related receivables and other	968	1	0.45%
Subtotal interest-earning assets	57,357	405	2.82%
Other interest revenue(a)	—	34
Total interest-earning assets	57,357	439	3.06%
Total non-interest-earning assets	4,686
Total assets	$62,043

Deposits	$42,039	$1	0.01%
Customer payables	9,334	1	0.06%
Broker-related payables and other	1,300	—	0.00%
Other borrowings	658	6	3.47%
Corporate debt	991	9	3.64%
Subtotal interest-bearing liabilities	54,322	17	0.13%
Other interest expense(b)	—	3
Total interest-bearing liabilities	54,322	20	0.15%
Total non-interest-bearing liabilities	1,051
Total liabilities	55,373
Total shareholders' equity	6,670
Total liabilities and shareholders' equity	$62,043

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$3,035	$419	2.92%

(a) Represents interest income on securities loaned.
(b) Represents interest expense on securities borrowed.

Fees and Service Charges
($MM)	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Order flow revenue	$44	$40	$37
Money market funds and sweep deposits revenue(a)	18	18	21
Advisor management and custody fees	18	19	10
Mutual fund service fees	12	13	10
Foreign exchange revenue	4	7	6
Reorganization fees	4	3	3
Other fees and service charges	8	8	6
Total fees and service charges	$108	$108	$93

(a)	Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses and losses on early extinguishment of debt. Management believes that excluding the provision (benefit) for loan losses and losses on early extinguishment of debt from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes them when evaluating operating margin performance. See endnote (2) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Adjusted Return on Common Equity

Adjusted return on common equity is calculated by dividing annualized adjusted net income available to common shareholders by average common shareholders' equity. Adjusted net income available to common shareholders excludes the after-tax impact of provision (benefit) for loan losses and losses on early extinguishment of debt. Management believes that excluding the provision (benefit) for loan losses and losses on early extinguishment of debt from net income available to common shareholders provides a useful measure of the Company's ongoing operating performance because management excludes them when evaluating return on common equity performance. See endnote (3) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Records based on the period during which metric has been reported by the Company.

(2) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. As noted above, adjusted operating margin is a non-GAAP measure. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin (dollars in millions):

	Q4 2018		Q3 2018		Q4 2017
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin	$365	50%	$374	52%	$299	47%
Add back impact of pre-tax items:
Provision (benefit) for loan losses	(12)		(34)		(26)
Losses on early extinguishment of debt	—		4		—
Subtotal	(12)		(30)		(26)
Adjusted income before income tax expense and adjusted operating margin	$353	48%	$344	48%	$273	43%

	Twelve Months Ended
	December 31, 2018		December 31, 2017
	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin	$1,418	49%	$1,064	45%
Add back impact of pre-tax items:
Provision (benefit) for loan losses	(86)		(168)
Losses on early extinguishment of debt	4		58
Subtotal	(82)		(110)
Adjusted income before income tax expense and adjusted operating margin	$1,336	47%	$954	40%

(3) Return on common equity is calculated by dividing annualized net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. As noted above, adjusted return on common equity is a non-GAAP measure. The following table provides a reconciliation of GAAP return on common equity percentage to non-GAAP adjusted return on common equity percentage (dollars in millions):

	Q4 2018		Q3 2018		Q4 2017
	Amount	Return on Common Equity %	Amount	Return on Common Equity %	Amount	Return on Common Equity %

Net income available to common shareholders and return on common equity	$270	19%	$261	17%	$129	8%
Add back impact of the following items:
Provision (benefit) for loan losses	(12)		(34)		(26)
Losses on early extinguishment of debt	—		4		—
Subtotal	(12)		(30)		(26)
Income tax impact of the items above	3		8		10
Net of tax	(9)		(22)		(16)
Adjusted net income available to common shareholders and return on common equity	$261	18%	$239	16%	$113	7%

	Twelve Months Ended
	December 31, 2018		December 31, 2017
	Amount	Return on Common Equity %	Amount	Return on Common Equity %

Net income available to common shareholders and return on common equity	$1,016	17%	$589	10%
Add back impact of the following items:
Provision (benefit) for loan losses	(86)		(168)
Losses on early extinguishment of debt	4		58
Subtotal	(82)		(110)
Income tax impact of the items above	21		43
Net of tax	(61)		(67)
Adjusted net income available to common shareholders and return on common equity	$955	16%	$522	9%

(4) Includes the impact of the Capital One brokerage account acquisition and the acquisition of TCA, as follows:

	November 6, 2018	April 9, 2018
	Capital One(a)	TCA
Brokerage accounts	912,065	145,891
Sweep deposits ($B)	$1.6	$1.2
Brokerage assets ($B)	$15.1	$18.4

(a) Excluding the Capital One brokerage account acquisition impact presented above, the fourth quarter 2018 acquisition-adjusted annualized net new brokerage account growth rate was 3.6%, and the acquisition-adjusted annualized net new brokerage asset growth rate was 3.8%.

(5) Net income available to common shareholders for the year of $1.0 billion, or $3.88 per diluted share, includes a pre-tax benefit of $86 million, or $0.24 per diluted share, related to the benefit to provision for loan losses partially offset by $4 million, or $0.01 per diluted share, related to losses on early extinguishment of debt.

(6) Beginning in the first quarter of 2018, the Company updated the presentation of its consolidated financial statements as follows:

  On the consolidated statement of income, fair value hedging adjustments, previously referred to as hedge ineffectiveness, are included within net interest income beginning in the first quarter of 2018. Amounts prior to 2018 have not been reclassified to conform to current period presentation and continue to be reflected within gains on securities and other, net. Fair value hedging adjustments were as follows for the respective periods:
    Expenses of $6 million, $5 million, and $9 million for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively
    Expenses of $19 million and $14 million for the twelve months ended December 31, 2018, and December 31, 2017, respectively
  On the consolidated balance sheet, reclassified deferred tax assets, net to other assets. Deferred tax assets of $63 million, $94 million and $251 million were reclassified to conform to current period presentation at December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

(7) Amounts and percentages may not recalculate due to rounding. For percentage based metrics, the variance represents the current period less the prior period.

(8) As noted above, tangible common equity book value and tangible common equity book value per share are non-GAAP measures. The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q4 2018		Q3 2018		Q4 2017
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$5,873	$23.83	$6,077	$23.67	$6,242	$23.39
Less: Goodwill and other intangibles, net	(2,976)		(2,876)		(2,654)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	436		426		404
Tangible common equity book value	$3,333	$13.52	$3,627	$14.13	$3,992	$14.96

(9) As noted above, corporate cash is a non-GAAP measure. The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q4 2018	Q3 2018	Q4 2017
Consolidated cash and equivalents	$2,333	$596	$931
Less: Cash at regulated subsidiaries	(2,347)	(590)	(659)
Add: Cash on deposit at E*TRADE Bank(a)	405	511	269
Corporate cash	$391	$517	$541

(a) Corporate cash includes the parent company's deposits placed with E*TRADE Bank. E*TRADE Bank may use these deposits for investment purposes; however, these investments are not included in consolidated cash and equivalents.

(10) The following table provides the post-acquisition impact of the TCA acquisition:

	Q4 2018	Q3 2018	Q2 2018
Net new brokerage accounts	1,178	2,423	147,640
End of period customer assets ($B)	$18.1	$19.7	$18.8
Sweep deposits ($B)	$1.7	$1.3	$1.2
Net new brokerage assets ($MM)	$191	$358	$18,631
Customer net (buy) / sell activity ($MM)	$400	$40	$(700)

(11) Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer cash held by third parties is not reflected in the Company’s consolidated balance sheet and is not immediately available for liquidity purposes. The following table provides details of customer cash held by third parties (dollars in billions):

	Q4 2018	Q3 2018	Q4 2017
Sweep deposits at unaffiliated financial institutions	$3.0	$3.0	$4.7
Money market funds and other	1.8	1.8	1.0
Total customer cash held by third parties	$4.8	$4.8	$5.7

(12) Net new brokerage assets are total inflows to all new and existing brokerage customer accounts less total outflows from all closed and existing brokerage customer accounts, excluding the effects of market movements in the value of brokerage customer assets. Net new banking assets are total inflows to all new and existing banking customer accounts less total outflows from all closed and existing banking customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(13) E*TRADE Financial’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q4 2018	Q3 2018	Q4 2017
E*TRADE Financial shareholders' equity	$6,562	$6,766	$6,931
DEDUCT:
Preferred stock	(689)	(689)	(689)
E*TRADE Financial Common Equity Tier 1 capital before regulatory adjustments	$5,873	$6,077	$6,242
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	275	329	26
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,541)	(2,450)	(2,191)
Disallowed deferred tax assets	(200)	(257)	(304)
E*TRADE Financial Common Equity Tier 1 capital	$3,407	$3,699	$3,773
ADD:
Preferred stock	689	689	689
DEDUCT:
Disallowed deferred tax assets	—	—	(76)
E*TRADE Financial Tier 1 capital	$4,096	$4,388	$4,386
ADD:
Allowable allowance for loan losses	37	41	74
Non-qualifying capital instruments subject to phase-out (trust preferred securities)	—	—	414
E*TRADE Financial total capital	$4,133	$4,429	$4,874

E*TRADE Financial average assets for leverage capital purposes	$64,767	$64,676	$62,095
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,541)	(2,450)	(2,191)
Disallowed deferred tax assets	(200)	(257)	(380)
E*TRADE Financial adjusted average assets for leverage capital purposes	$62,026	$61,969	$59,524

E*TRADE Financial total risk-weighted assets(a)	$10,965	$10,840	$11,115

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	6.6%	7.1%	7.4%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	31.1%	34.1%	33.9%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	37.4%	40.5%	39.5%
E*TRADE Financial total capital / Total risk-weighted assets	37.7%	40.9%	43.8%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(14) E*TRADE Bank’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q4 2018	Q3 2018	Q4 2017
E*TRADE Bank shareholder's equity	$3,557	$3,489	$3,703
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	275	329	26
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(287)	(290)	(38)
Disallowed deferred tax assets	(61)	(62)	(71)
E*TRADE Bank Common Equity Tier 1 capital / Tier 1 capital	$3,484	$3,466	$3,620
ADD:
Allowable allowance for loan losses	37	41	74
E*TRADE Bank total capital	$3,521	$3,507	$3,694

E*TRADE Bank average assets for leverage capital purposes	$49,568	$49,194	$47,992
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(287)	(290)	(38)
Disallowed deferred tax assets	(61)	(62)	(71)
E*TRADE Bank adjusted average assets for leverage capital purposes	$49,220	$48,842	$47,883

E*TRADE Bank total risk-weighted assets(a)	$9,994	$10,027	$10,147

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.1%	7.1%	7.6%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	34.9%	34.6%	35.7%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	34.9%	34.6%	35.7%
E*TRADE Bank total capital / Total risk-weighted assets	35.2%	35.0%	36.4%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

CONTACT:
E*TRADE Media Relations
646-521-4418
mediainq@etrade.com

E*TRADE Investor Relations
646-521-4406
ir@etrade.com